   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1997
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                ELECTROGLAS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                         77-0336101
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

                               2901 CORONADO DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 727-6500
               (Address, Including Zip Code, and Telephone Number,
                      Including Area Code, of Registrant's
                          Principal Executive Offices)
   1997 STOCK INCENTIVE PLAN AND STOCK OPTIONS GRANTED PURSUANT TO AGREEMENTS
             MADE BETWEEN ELECTROGLAS, INC. AND CERTAIN EMPLOYEES OF
                            KNIGHTS TECHNOLOGY, INC.
                         -------------------------------
                              (Full Title of Plans)
                                ARMAND J. STEGALL
    VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                                ELECTROGLAS, INC.
                               2901 CORONADO DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 727-6500
            (Name, Address, Including Zip Code, and Telephone Number,
                        Including Area Code, of Agent for
                                    Service)
                                 ---------------
                                   Copies to:
                             STEPHEN M. TENNIS, ESQ.
                               CORI M. ALLEN, ESQ.
                             MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1018
                                 (415) 813-5600
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                 MAXIMUM      PROPOSED MAXIMUM    AMOUNT OF
    TITLE OF SECURITIES        AMOUNT TO     OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
     TO BE REGISTERED        BE REGISTERED    PER SHARE(1)        PRICE(1)           FEE
    -------------------      -------------   --------------  ------------------  ------------
 Common Stock, $.001
 par value per share.....       806,250           $32.00       $25,800,000.00       $7,818.00


(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                               Page 1 of 7 pages
                   The Index to Exhibits appears on page II-4

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-28327, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

ITEM 8.  EXHIBITS.

        4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-61523) which became effective on June 23, 1993 (the "1993 Registration Statement")).

        4.2    Bylaws of the Registrant (incorporated by reference to Exhibit
               3.2 to the 1993 Registration Statement).

        5.1    Opinion of Morrison & Foerster LLP

        23.1   Opinion of Morrison & Foerster LLP (contained in Exhibit 5.1)

        23.2   Consent of Ernst & Young LLP, Independent Auditors
               (see Page II-6)

        24.1   Power of Attorney (See Page II-2)


                                Page 2 of 7 pages
                                      II-1

        SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Electroglas, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 5, 1997.

                                          ELECTROGLAS, INC


                                          By:  /s/ Curtis S. Wozniak
                                             -----------------------------------
                                            Curtis S. Wozniak
                                            Chief Executive Officer

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Curtis
S. Wozniak and Armand J. Stegall, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                             Capacity                 Date
- ---------                             --------                 ----

 /s/ Curtis S. Wozniak            Chief Executive          September 5, 1997
- -------------------------         Officer and Director
     Curtis S. Wozniak            and Chairman
                                  (Principal Executive
                                  Officer)



                                Page 3 of 7 pages
                                      II-2

Signature                             Capacity                 Date
- ---------                             --------                 ----
 /s/ Armand J. Stegall            Vice President,          September 5, 1997
- -------------------------         Finance, Chief
     Armand J. Stegall            Financial Officer,
                                  Treasurer and
                                  Secretary (Principal
                                  Financial and
                                  Accounting Officer)

  /s/ Neil R. Bonke               Director                 September 5, 1997
- -------------------------
      Neil R. Bonke

 /s/ Joseph F. Dox                Director                 September 5, 1997
- -------------------------
     Joseph F. Dox

 /s/ Roger D. Emerick             Director                 September 5, 1997
- -------------------------
     Roger D. Emerick

 /s/ Robert J. Frankenberg        Director                 September 5, 1997
- -------------------------
     Robert J. Frankenberg


                                Page 4 of 7 pages
                                      II-3

                                INDEX TO EXHIBITS


EXHIBIT                                                                            SEQUENTIALLY
NUMBER                       DOCUMENT                                              NUMBERED PAGES
- -------                      --------                                              --------------

  4.1          Certificate of Incorporation of the Registrant, as amended
               (incorporated by reference to Exhibit 3.1 to the Registrant's
               Registration Statement on Form S-1 (Commission File No. 33-61523) which became effective on June 23, 1993 (the "1993 Registration
               Statement")).

  4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the 1993 Registration Statement).

   5.1         Opinion of Morrison & Foerster LLP

  23.1         Consent of Counsel (included in Exhibit 5.1)

  23.2         Consent of Ernst & Young LLP, Independent
               Auditors (see page II-6)

  24.1         Power of Attorney (see page II-2)


                                Page 5 of 7 pages
                                      II-4

                                                                     EXHIBIT 5.1

September 5, 1997

Electroglas, Inc.
2901 Coronado Drive
Santa Clara, California 95054

Ladies and Gentlemen:

               We have examined the Registration Statement on Form S-8 to be filed by Electroglas, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on September 5, 1997 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 806,250 shares of the Company's Common Stock (the "Shares"). The Shares are reserved for issuance pursuant to the Company's 1997 Stock Incentive Plan and an agreement with certain employees of Knights Technology, Inc. As counsel to the Company, we have examined the proceedings taken by the Company in connection with the registration of the Shares.

               It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and the related Prospectus, will be legally and validly issued, fully paid and nonassessable.

               We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                            Very truly yours,


                                            /s/ Morrison & Foerster LLP


                                Page 6 of 7 pages
                                      II-5

                                                                    EXHIBIT 23.2



                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan and Stock Options granted pursuant to Agreements made between Electroglas, Inc. and Certain Employees of Knights Technology, Inc. of our reports dated January 21, 1997 (except for Note 11, as to which the date is March 12, 1997), with respect to the consolidated financial statements of Electroglas, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


San Jose, California
September 4, 1997


                                Page 7 of 7 pages
                                      II-6